Exhibit 10.2

                                 AMENDMENT NO. 1
                          Dated as of November 3, 2006
                                       to
                                    Agreement
                                     Between
                            Christopher L. Bottorff,
                     Community Bank Shares of Indiana, Inc.
                                       And
        Your Community Bank (fka Community Bank of Southern Indiana, Inc.
         and successor-in-interest to Community Bank of Kentucky, Inc.)
                              Dated August 28, 2002

      Christopher L. Bottorff ("Executive"), Community Bank Shares of Indiana, Inc. ("Community") and Your Community Bank (the "Bank") (collectively, the "Parties") agree as follows:

                              PRELIMINARY STATEMENT

      The Executive, Community and Community Bank of Kentucky, Inc., a predecessor-in-interest to the Bank, entered into a certain Agreement dated August 28, 2002 (the "Agreement") in connection with the employment of the Executive by Community and the Bank. The Parties have agreed to amend the Agreement in the manner set forth below in order to comply with changes in federal income tax laws that have occurred since the Agreement was entered into and in consideration of Community's grant of performance units to Executive under Community's Performance Units Plan.

      NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

Section I. Cross-References and Definitions.

      A. Reference is made to the Agreement. Upon and after the effective date of this Amendment all references to the Agreement in that document, or in any related document, shall mean the Agreement as amended by this Amendment. Except as expressly provided in this Amendment, the execution and delivery of this Amendment does not and will not amend, modify or supplement any provision of, or constitute a consent to or waiver of any noncompliance with the provisions of, the Agreement, and, except as specifically provided in this Amendment, the Agreement shall remain in full force and effect.

      B. Unless otherwise defined herein, terms used in this Amendment which are defined in the Agreement shall have the same meaning herein as therein.

Section II. Amendments. The Agreement is hereby amended as of the date hereof as follows:

      A. by deleting Section 1(c) of the Agreement in its entirety and substituting in lieu thereof the following:

                        (c) Change in Control of the Corporation. A "Change
            in Control of the Corporation" shall be determined in accordance with the definition of "a change in the ownership or effective control of the [C]orporation, or in the ownership of a substantial portion of the assets of the [C]orporation" under
            Section 409A, and the regulations and other guidance promulgated thereunder (collectively, "IRC 409A"), of the Internal Revenue Code of 1986, as amended (the "Code").

      B. by adding the following two definitions in Section 1 of the Agreement as Section 1(e) and Section 1(h) and renumbering Sections 1(e) through 1(i) as Sections 1(f), 1(g), 1(i), 1(j) and 1(k):

                        (e) Compensation. "Compensation" shall mean all wages and other compensation identified on all IRS Forms W-2 issued to the Executive by the Corporation with respect to any calendar year.

                        (h) Employment  Change.  "Employment  Change" shall
            mean any of the following not agreed to by the Executive in writing: (i) the requirement that Executive move his personal residence, or perform his principal executive functions, more than thirty-five (35) miles from his primary office as of the date of the subject Change in Control of the Corporation; (ii) the failure by the Corporation (or its successor) to continue to provide Executive with Compensation and benefits substantially similar to those provided Executive as of the date of the subject Change in Control of the Corporation or benefits substantially similar to those provided to him under any of the employee benefit plans in which the Executive is a participant as of such Change in Control of the Corporation (or the failure by the Corporation [or its successor] to afford the Executive annual increases in the Executive's Compensation commensurate with the average increases in Compensation received by the Executive for the three years preceding the subject Change in Control, or the failure by the Corporation [or its successor] to make available to the Executive new benefits made generally available to the executive officers of the Corporation [or its successor]), or the taking of any action by the Corporation which would directly or indirectly reduce any of such Compensation or benefits or deprive Executive of any material fringe benefit enjoyed by him; or
            (iii) a material diminution or reduction in Executive's responsibilities or authority (including reporting responsibilities) in connection with his employment with the Corporation, or the taking of any action by the Corporation which would directly or indirectly reduce any of such Compensation or benefits or deprive Executive of any material fringe benefit enjoyed by him; (iv) the assignment to Executive of duties and responsibilities other than those normally associated with his position; (v) the requirement that the Executive report to any person other than the Chief Executive Officer of the Corporation (or its successor); or (vi) a material diminution or reduction in Executive's responsibilities or authority (including reporting responsibilities) in connection with his employment with the Corporation.

      C. by adding the  following  definition  in Section 1 of the  Agreement as
Section 1(l):

                        (l) Triggering Event. "Triggering Event" shall mean
            either one of the following events if such event occurs within the twenty-four (24) month period immediately following the date of a Change in Control of the Corporation: (i) the Executive's employment with the Corporation is terminated without Cause or (ii) the Executive resigns his employment with the Corporation within ninety (90) days following any Employment Change.

      D. by deleting Section 5(c)(1) of the Agreement in its entirety and substituting in lieu thereof the following:

                              (1) pay to the  Executive,  in equal  monthly
            installments beginning with the first business day of the month following the Date of Termination, a cash severance amount equal to the Base Salary which the Executive would have earned over the remaining term of this Agreement as of his Date of Termination; provided, however, that if said payments constitute nonqualified deferred compensation pursuant to IRC 409A and if the Executive is a "specified employee" as that term is defined under Code Section 409A(a)(2)(B), the aggregate amount of the first seven installments shall be paid on the first business day of the seventh month following the Date of Termination, with the remaining installment payments to be made on the first business day of each succeeding month; and

      E. by deleting the introductory paragraph of Section 6 and Section 6(a) of the Agreement in their entirety and substituting in lieu thereof the following:

                  6. CHANGE IN CONTROL OF THE CORPORATION.  In the event of
            a Triggering Event, then the Employer shall, subject to the provisions of Section 7 hereof, if applicable:

                        (a) immediately  pay to the Executive,  in a single
            lump sum payment,  a cash amount equal to two (2) times each of
            (i) the Executive's Base Salary, (ii) the Executive's average yearly automobile allowance paid during the prior two (2) years and (iii) the Executive's average yearly bonus compensation paid during the prior two (2) years, which amount shall be calculated as of the date of the Change in Control of the Corporation; provided, however, that if said payment constitutes nonqualified deferred compensation pursuant to IRC 409A and if the Executive is a "specified employee" as that term is defined under Code Section 409A(a)(2)(B), the lump sum payment shall be made on the first business day of the seventh month following the date of the Change in Control of the Corporation; and

      F. by adding the  following  sentence  to the end of  Section  8(b) of the
Agreement:

            For the sake of clarification, in the event of a Change in Control of the Corporation, the covenants described above in this Section 8(b) will not apply to the Executive regardless of whether or not the Executive voluntarily resigned or was terminated and regardless of whether or not the Executive is entitled to the lump sum cash payment described in Section 6(A).

Section III. Governing Law. This Amendment shall be construed in accordance with, and governed by, the laws of the State of Indiana.

Section IV. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties and their respective successors and assigns and all of which taken together shall constitute one and the same agreement.

Section V. Binding Effect; Benefit. This Amendment shall be binding on, and inure to the benefit of, the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns.

             [Remainder of this page intentionally left blank.]

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment, or have caused this Amendment to be executed by their duly authorized officers or agents, all as of the day and year first above written.

                                   "Executive"


Date Signed: November 3, 2006      /s/ Christopher L. Bottorff
                                   ---------------------------
                                   Christopher L. Bottorff

                                   COMMUNITY BANK SHARES OF INDIANA, INC.
                                   ("Community")


Date Signed: November 2, 2006      By: /s/ James D. Rickard
                                       --------------------
                                           James D. Rickard
                                           President and Chief Executive Officer

                                   YOUR COMMUNITY BANK
                                   ("Bank")


Date Signed: November 2, 2006      By: /s/ Gary L. Libs
                                       ----------------
                                           Gary L. Libs
                                           Chairman of the Board of Directors